MBC Investment Corporation
                                c/o Mellon Bank
                            919 North Market Street
                           Wilmington, Delaware 19801


                               December 30, 1999


Founders Funds, Inc. - Dreyfus Founders Focus Fund
c/o Founders Asset Management LLC
2930 East Third Avenue
Denver, Colorado  80206

Ladies and Gentlemen:

     Please be advised that the shares of Dreyfus Founders Focus Fund which we have today purchased from you in the aggregate amount of $2,000,000 were purchased as an investment with no present intention of selling such shares, and we do not have any intention of selling such shares.


                                        Very truly yours,

                                        MBC Investment Corporation



                                        By: /s/ Robert A. Reptto
                                            ---------------------


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                           MBC Investment Corporation
                                c/o Mellon Bank
                            919 North Market Street
                           Wilmington, Delaware 19801


                               December 30, 1999


Founders Funds, Inc.
c/o Founders Asset Management LLC
2930 East Third Avenue
Denver, Colorado  80206

Ladies and Gentlemen:

     Please be advised that the Class A, Class B, Class C, Class R and Class T shares of each of the Dreyfus Founders Balanced, Discovery, Growth, Growth and Income, International Equity, Mid-Cap Growth, Passport and Worldwide Growth Funds which we have today purchased from you in the aggregate amount of $40,000 were purchased as an investment with no present intention of selling such shares, and we do not have any intention of selling such shares.


                                        Very truly yours,

                                        MBC Investment Corporation



                                        By: /s/ Robert A. Reptto
                                            ---------------------